Exhibit 99.1

LogMeIn Announces First Quarter 2019 Results

$308M of Revenue with $103M in Free Cash Flow; Q1 Highlighted by the New GoTo Brand & UCC Product Launches

Boston, April 25, 2019 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the first quarter ended March 31, 2019.

First quarter financial highlights include:

•	GAAP revenue was $307.7 million and non-GAAP revenue was $308.1 million
•	GAAP net loss was $9.0 million or ($0.18) per share and non-GAAP net income was $59.9 million or $1.17 per diluted share
•	EBITDA was $68.7 million or 22.3% of GAAP revenue and Adjusted EBITDA was $96.8 million or 31.4% of non-GAAP revenue
•	Cash flow from operations was $119.7 million or 38.8% of non-GAAP revenue, and adjusted free cash flow was $102.7 million or 33.3% of non-GAAP revenue
•	Total GAAP deferred revenue was $402.3 million
•	The Company closed the quarter with cash and cash equivalents of $145.1 million and $200.0 million of borrowings under its existing credit agreement

First quarter operational highlights include:

•

Launched the new “GoTo” brand, a Unified Communications and Collaboration product portfolio along with GoToConnect, an all-in-one audio, video and screensharing application fully integrated with cloud-based telephony

•	Announced GoToRoom, a new conference room solution, as well as a new hardware partnership with Poly, now part of Plantronics
•	Completed two strategic tuck-in acquisitions to accelerate product roadmap for artificial intelligence and identity initiatives
•	Jive named TrustRadius’ highest rated VoIP solution provider of 2019, as voted on by customers and VoIP users
•	LastPass was recognized as Infosec Award Winner by Cyber Defense Magazine
•	Established Artificial Intelligence Center of Excellence in Herzliya, Israel

“LogMeIn had an encouraging start to 2019 as we delivered financial results in the first quarter that exceeded our guidance for revenue, profit and earnings,” said Bill Wagner, President and CEO of LogMeIn.  “We also made significant progress on our strategic initiatives to accelerate our growth in large and dynamic adjacent markets and had several exciting product and brand announcements.  We continue to focus on executing our plan and balancing near-term priorities with our strategic initiatives.”

Business Outlook

Based on information available as of April 25, 2019, the Company is issuing guidance for the second quarter 2019 and fiscal year 2019.

Second Quarter 2019:  The Company expects second quarter GAAP and non-GAAP revenue to be in the range of $310 million to $312 million.  Non-GAAP revenue adds back $0.3 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $70 million to $71 million, or approximately 23% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $94 million to $95 million, or approximately 30% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $56 million to $57 million, or $1.12 to $1.14 per diluted share.  Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $19 million in stock-based compensation expense, $4 million in acquisition and litigation-related costs, $61 million of amortization expense of acquired intangible assets, and $1 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the second quarter assumes an effective tax rate of approximately 25% and GAAP net loss assumes a tax provision of approximately $1 million for the second quarter. Non-GAAP net income per diluted share is based on an estimated 50.4 million fully-diluted weighted average shares outstanding.  GAAP net loss per share is based on an estimated 49.8 million weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net loss in the range of $10 million to $9 million, or $0.20 to $0.18 per share.

Fiscal year 2019:  The Company expects full year 2019 non-GAAP revenue to be in the range of $1.253 billion to $1.263 billion.  The Company expects full year 2019 GAAP revenue to be in the range of $1.252 billion to $1.262 billion.  Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $301 million to $305 million, or approximately 24% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $409 million to $413 million, or approximately 33% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $249 million to $253 million, or $4.96 to $5.02 per diluted share.  Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $76 million in stock-based compensation expense, $15 million in acquisition and litigation-related costs, $243 million of amortization expense of acquired intangible assets, and $16 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net loss for the fiscal year assumes a tax provision of approximately $1 million.  Non-GAAP net income per diluted share is based on an estimated 50.3 million fully-diluted weighted average shares outstanding.  GAAP net loss per share is based on an estimated 49.6 million weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net loss in the range of $18 million to $14 million, or $0.35 to $0.27 per share.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.325 per share dividend on May 24th, 2019 to stockholders of record as of May 8th, 2019.  The Company currently has approximately 49.8 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, April 25, 2019

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today.  To access the conference call, dial (866) 519-2796 and enter passcode 703976.  A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter.  An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on April 25, 2019 until 8:00 p.m. Eastern Time on
May 2, 2019, by dialing 719-457-0820 and entering passcode 6706039.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, adjusted cash flow from operations, and adjusted free cash flow.

•	Non-GAAP revenue excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.
•	EBITDA is GAAP net income (loss) excluding interest, income taxes, other (expense) income, net, and depreciation and amortization expense.
•	EBITDA margin is calculated by dividing EBITDA by revenue.
•

Adjusted EBITDA is EBITDA excluding the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•

Non-GAAP operating income excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense and includes amortization expense for acquired company internally capitalized software development costs that were adjusted in acquisition accounting.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, litigation-related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, and includes the tax impact of amortization expense for acquired company internally capitalized software development costs that were adjusted in acquisition accounting.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.
•	Adjusted cash flow from operations excludes acquisition retention-based bonus, litigation, restructuring, and acquisition-related payments and transaction and transition-related tax payments.
•	Adjusted free cash flow is adjusted cash flow from operations excluding purchases of property and equipment and intangible asset additions.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company's business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. A market leader in unified communications and collaboration, identity and access management, and customer engagement and support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the progress made on the Company’s strategic initiatives and key growth areas, and the Company's financial guidance for the second quarter of 2019 and fiscal year 2019. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company's solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company's ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company's ability to continue to promote and maintain its brand in a cost-effective manner, the Company's ability to compete effectively, the Company's ability to develop and introduce new products and add-ons or enhancements to existing products, the Company's ability to manage growth, the Company's ability to attract and retain key personnel, the Company's ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	March 31,
	2018	2019

ASSETS
Current assets:
Cash and cash equivalents	$148,652	$145,056
Accounts receivable, net	95,354	88,954
Prepaid expenses and other current assets	83,887	80,944
Total current assets	327,893	314,954
Property and equipment, net	98,238	101,445
Operating lease assets	-	108,530
Restricted cash, net of current portion	1,840	1,803
Intangibles, net	1,059,988	1,014,935
Goodwill	2,400,390	2,413,172
Other assets	41,545	46,303
Deferred tax assets	6,059	6,106
Total assets	$3,935,953	$4,007,248

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,447	$43,769
Current operating lease liabilities	-	16,024
Accrued liabilities	119,379	145,189
Deferred revenue, current portion	369,780	393,807
Total current liabilities	524,606	598,789
Long-term debt	200,000	200,000
Deferred revenue, net of current portion	9,518	8,488
Deferred tax liabilities	201,212	192,850
Non-current operating lease liabilities	-	98,293
Other long-term liabilities	25,929	13,892
Total liabilities	961,265	1,112,312
Equity:
Common stock	567	569
Additional paid-in capital	3,316,603	3,322,862
Retained earnings	84,043	58,487
Accumulated other comprehensive income (loss)	2,133	(492)
Treasury stock	(428,658)	(486,490)
Total equity	2,974,688	2,894,936
Total liabilities and equity	$3,935,953	$4,007,248

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2019

Revenue	$279,217	$307,700
Cost of revenue	62,942	77,688
Gross profit	216,275	230,012
Operating expenses:
Research and development	43,116	40,717
Sales and marketing	88,215	114,634
General and administrative	35,443	33,886
Restructuring charge	-	8,474
Gain on disposition of assets	(33,910)	-
Amortization of acquired intangibles	41,083	39,499
Total operating expenses	173,947	237,210
Income (loss) from operations	42,328	(7,198)
Interest income	673	661
Interest expense	(326)	(2,143)
Other income (expense), net	(240)	(260)
Income (loss) before income taxes	42,435	(8,940)
(Provision for) benefit from income taxes	(12,723)	(99)
Net income (loss)	$29,712	$(9,039)

Net income (loss) per share:
Basic	$0.57	$(0.18)
Diluted	$0.56	$(0.18)
Weighted average shares outstanding:
Basic	52,457	50,639
Diluted	53,415	50,639

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended March 31,
	2018	2019
	(in thousands)
GAAP Revenue	$279,217	$307,700
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1,058	418
Non-GAAP Revenue	$280,275	$308,118

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended March 31,
	2018	2019
	(In thousands, except per share data)
GAAP Net income (loss) from operations	$42,328	$(7,198)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1,058	418
Stock-based compensation expense	15,966	15,031
Acquisition related costs	5,145	3,924
Restructuring charge	-	8,474
Litigation related expenses	181	163
Amortization of acquired intangibles	58,968	60,469
Gain on disposition of assets	(33,910)	-
Effect of acquisition accounting on internally capitalized software development costs	(3,719)	-
Non-GAAP Operating income	86,017	81,281
Interest and other expense, net	107	(1,742)
Non-GAAP Income before income taxes	86,124	79,539
Non-GAAP Provision for income taxes (1)	(21,273)	(19,686)
Non-GAAP Net income	$64,851	$59,853

Non-GAAP net income per diluted share	$1.21	$1.17
Diluted weighted average shares outstanding used in
computing per share amounts	53,415	50,990

(1)

The three months ended March 31, 2018 Non-GAAP provision for income taxes excludes the tax impact of Non-GAAP items as well as excluding a net tax provision of $0.7 million recorded in the first quarter of 2018 related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
	2018	2019
	(in thousands)
GAAP Net income (loss)	$29,712	$(9,039)
Add Back:
Interest and other expense, net	(107)	1,742
Income tax provision (benefit)	12,723	99
Amortization of acquired intangibles	58,968	60,469
Depreciation and amortization expense	12,322	15,475
EBITDA	113,618	68,746
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1,058	418
Stock-based compensation expense	15,966	15,031
Gain on disposition of assets	(33,910)	-
Acquisition related costs	5,145	3,924
Restructuring charge	-	8,474
Litigation related expenses	181	163
Adjusted EBITDA	$102,058	$96,756
EBITDA Margin	40.7%	22.3%
Adjusted EBITDA Margin	36.4%	31.4%

Calculation of Adjusted Cash Flows from Operations and Adjusted Free Cash Flow (unaudited)

	Three Months Ended March 31,
	2018	2019
	(in thousands)
GAAP Cash flows from operations	$153,973	$119,650
Add Back:
Litigation related payments	891	14
Acquisition retention-based bonus payments	42	1,463
Restructuring payments	-	1,894
Transaction related payments (acquisitions and dispositions)	6,497	814
Adjusted cash flows from operations	161,403	123,835
Purchases of property and equipment	(7,249)	(12,187)
Intangible asset additions	(7,096)	(8,915)
Adjusted Free Cash Flow	$147,058	$102,733
GAAP Cash flows from operations as a % of Non-GAAP Revenue	54.9%	38.8%
Adjusted Cash flows from operations as a % of Non-GAAP Revenue	57.6%	40.2%
Adjusted Free Cash Flow as a % of Non-GAAP Revenue	52.5%	33.3%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended March 31,
	2018	2019
	(in thousands)
Cost of revenue	$1,216	$980
Research and development	4,943	4,705
Sales and marketing	3,695	3,148
General and administrative	6,112	6,198
Total stock based-compensation	$15,966	$15,031

LogMeIn, Inc.

Calculation of Projected 2019 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended	Twelve Months Ended
	June 30, 2019	December 31, 2019

GAAP Revenue	$310 - $312	$1,252 - $1,262
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	--	1
Non-GAAP Revenue	$310 - $312	$1,253 - $1,263

Calculation of Projected 2019 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended	Twelve Months Ended
	June 30, 2019	December 31, 2019

GAAP Net loss	$(10) - $(9)	$(18) - $(14)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	--	1
Stock-based compensation expense	19	76
Acquisition and litigation related costs	4	15
Restructuring charges	1	16
Amortization of acquired intangibles	61	243
Income tax effect of non-GAAP items	(19)	(84)
Non-GAAP Net income	$56 - $57	$249 - $253

GAAP net loss per share	$(0.20) - $(0.18)	$(0.35) - $(0.27)
Non-GAAP net income per diluted share	$1.12 - $1.14	$4.96 - $5.02
Weighted average shares outstanding used in computing net loss per share	49.8	49.6
Diluted weighted average shares outstanding used in computing net income per diluted share	50.4	50.3

Calculation of Projected 2019 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended	Twelve Months Ended
	June 30, 2019	December 31, 2019

GAAP Net loss	$(10) - $(9)	$(18) - $(14)
Add Back:
Interest and other (income) expense, net	2	8
Income tax provision (benefit)	1	1
Amortization of acquired intangibles	61	243
Depreciation and amortization expense	16	67
EBITDA	70 - 71	301 - 305
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	--	1
Stock-based compensation expense	19	76
Acquisition and litigation related costs	4	15
Restructuring charges	1	16
Adjusted EBITDA	$94 - $95	$409 - $413
EBITDA Margin	23%	24%
Adjusted EBITDA Margin	30%	33%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2018	2019
Cash flows from operating activities
Net income (loss)	$29,712	$(9,039)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Stock-based compensation	15,966	15,031
Depreciation and amortization	71,290	75,944
Gain on disposition of assets, excluding transaction costs	(36,281)	-
Benefit from deferred income taxes	(9,353)	(11,651)
Other, net	464	337
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	9,820	6,024
Prepaid expenses and other current assets	4,767	2,883
Other assets	(2,767)	(6,674)
Accounts payable	9,646	9,344
Accrued liabilities	19,812	19,350
Deferred revenue	38,685	23,820
Other long-term liabilities	2,212	(5,719)
Net cash provided by operating activities	153,973	119,650
Cash flows from investing activities
Purchases of property and equipment	(7,249)	(12,187)
Intangible asset additions	(7,096)	(8,915)
Acquisition of businesses, net of cash acquired	-	(22,463)
Proceeds from disposition of assets	42,394	-
Net cash provided by (used in) investing activities	28,049	(43,565)
Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	63	41
Payments of withholding taxes in connection with restricted stock unit vesting	(9,230)	(7,789)
Dividends paid on common stock	(15,738)	(16,517)
Purchase of treasury stock	(46,901)	(54,067)
Net cash used in financing activities	(71,806)	(78,332)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,657	(1,385)
Net increase (decrease) in cash, cash equivalents and restricted cash	112,873	(3,632)
Cash, cash equivalents and restricted cash, beginning of period	254,209	150,492
Cash, cash equivalents and restricted cash, end of period	$367,082	$146,860